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                         CALIFORNIA INDEPENDENT BANCORP
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                (Name of Registrant as Specified In Its Charter)


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November 28, 2003



Dear Shareholders:

Enclosed is our quarterly tri-fold for the three and nine months ended September 30, 2003. As a shareholder of California Independent Bancorp (CIBN) you are aware that we have entered into a definitive agreement to be merged with and into Humboldt Bancorp. A special meeting of shareholders is scheduled for Monday, December 15th, 2003 beginning at 6:00 PM at our Colusa Avenue branch located at 777 Colusa Avenue in Yuba City. You should have received a proxy statement/prospectus and proxy card to vote on the merger. Please review the documents carefully. Your vote on the merger and related proposal is important and if you have not already voted, please do so.

We are excited about the synergy the two banks bring together. Humboldt Bancorp working through its principal operating subsidiary, Humboldt Bank, and also operating as Tehama Bank and Capitol Valley Bank divisions all embrace similar cultures and relationship-oriented community bank focus. This merger creates an opportunity for us to offer enhanced products and services, plus expanded lending capabilities, which should benefit our customers and provide for future growth.

California Independent Bancorp, the holding company for Feather River State Bank founded in 1976, had total assets of $376 million as of September 30, 2003. This franchise has served our shareholders and customers well over its twenty-six year history. The markets served by Feather River State Bank are among the fastest growing in the state and include nine branches in Sutter, Yuba, Colusa, Yolo and Placer counties.

We take great pride in the loyalty, professionalism and daily efforts of our employees that have consistently added value to the Company, community and customers they serve. It is with these like values that they will continue to work for the success of Feather River State Bank as a division of Humboldt Bank.

While this merger is pending approval by you, the shareholders, we would be remiss if we did not take this opportunity to thank you for your part in making California Independent Bancorp a company in which we can all be proud.

Sincerely,


John Jelavich
President & Chief Executive